UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2010

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

Effective as of November 16, 2010, Johnson Outdoors Inc. (the "Company") and certain of its subsidiaries entered into a First Amendment (the "Amendment") to its Revolving Credit and Security Agreement dated as of September 29, 2009 (the "Revolving Credit Agreement") with PNC Bank National Association ("PNC"), as lender, as administrative agent and collateral agent, and the other lenders named therein (collectively, the "Lenders").

The material changes to the Revolving Credit Agreement made by the Amendment are as follows:

●	The Amendment extends the debt agreement through November 2014.

●	The Amendment modifies the interest rate calculation by eliminating the minimum LIBOR floor requirement of 2.0 percent and resetting the applicable margin on the LIBOR-based debt to 2.75 percent.

●	The Amendment resets the interest rate calculation each quarter, beginning with the quarter ended March 31, 2011, by instituting an applicable margin based on the Company’s leverage ratio for the trailing twelve month period. The applicable margin ranges from 2.25 percent to 3.0 percent.

●	The Amendment provides the option for an additional $25 million in maximum seasonal financing availability under the existing conditions of the Revolving Credit Agreement, subject to the approval of the Lenders.

●	The Amendment increases the amount of allowable asset or stock acquisitions to $8 million individually or $20 million in the aggregate through November 2014.

●	The Amendment raises the annual seasonal pay down to a maximum of $30 million outstanding from $25 million outstanding.

●	The Amendment institutes a seasonal overdraft, extending the collateral allowable under the borrowing base calculation to include limited amounts of other working capital and foreign cash.

This description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 99.1, and which is incorporated herein by reference.

Effective as of November 16, 2010, Johnson Outdoors Canada Inc. ("JO Canada") entered into a First Amendment (the "Canadian Amendment") to its Revolving Credit and Security Agreement dated as of November 4, 2009 (the "Canadian Revolving Credit Agreement") with PNC Bank Canada Branch ("PNC Canada"), as lender, as administrative agent and collateral agent, and the other lenders named therein (collectively, the "Canadian Lenders").

The material changes to the Canadian Revolving Credit Agreement made by the Canadian Amendment are as follows:

●	The Canadian Amendment extends the debt agreement through November 2014.

●	The Canadian Amendment modifies the interest rate calculation by eliminating the minimum LIBOR floor requirement of 2.0 percent and resetting the applicable margin on the LIBOR-based debt to 2.75 percent.

●	The Canadian Amendment resets the interest rate calculation each quarter, beginning with the quarter ended March 31, 2011, by instituting an applicable margin based on JO Canada’s leverage ratio for the trailing twelve month period. The applicable margin ranges from 2.25 percent to 3.0 percent.

This description of the Canadian Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Canadian Amendment, a copy of which is attached hereto as Exhibit 99.2, and which is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective November 16, 2010, the Company amended certain of its direct financial obligations pursuant to the terms of the Amendment and the Canadian Amendment, as described in Item 1.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 99.1 – First Amendment to Revolving Credit and Security Agreement, made as of November 16, 2010, among Johnson Outdoors Inc., certain subsidiaries of Johnson Outdoors, Inc., PNC Bank National Association as lender, as administrative agent and collateral agent, and the other lenders named therein.

Exhibit 99.2 - First Amendment to Canadian Revolving Credit and Security Agreement, made as of November 16, 2010, among Johnson Outdoors Canada Inc., PNC Bank Canada Branch as lender, as administrative agent and collateral agent, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: November 22, 2010	By: /s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer